SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): September 10, 2008

INVENTIV HEALTH, INC.

(Exact Name of Registrant as Specified in its Charter)

DELAWARE
(State or Other Jurisdiction of Incorporation)

                                        0-30318                                                                                              52-2181734
                                        (Commission File Number)                                                                                          (I.R.S. Employer Identification No.)

VANTAGE COURT NORTH
200 COTTONTAIL LANE
SOMERSET, NEW JERSEY 08873
(Address of Principal Executive offices) (Zip Code)

(800) 416-0555
(Registrant's Telephone Number, Including Area Code

N/A
(Former Name or Former Address, if changed Since Last Report)

INVENTIV HEALTH, INC.
CURRENT REPORT ON FORM 8-K

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 10, 2008, the Board of Directors of inVentiv Health, Inc. (the "Company") promoted Terrell G. Herring, age 44, to President of the Company.  Mr. Herring will also continue to hold the title of Chief Operating Officer of inVentiv Health, Inc.  Mr. Herring has served as the President and Chief Executive Officer of the Company’s inVentiv Commercial division since October 2005, President of the Patient Outcomes division since August 2007 and Chief Operating Officer of the Company since July 2007. In addition, Mr. Herring has been a member of the Company's Board of Directors since October 2005.  Since joining the Company in November 1999, Mr. Herring has held the positions of National Business Director, Vice President and General Manager, U. S. Sales, President and COO, inVentiv Pharma Services and President and COO, inVentiv Commercial. He has more than 20 years experience in the pharmaceutical sales industry. Before joining inVentiv, Mr. Herring was the Senior National Sales Director at Noven Pharmaceuticals where he focused on transdermal delivery and women's health marketing. He began his career at Ciba-Geigy Pharmaceuticals and Solvay Pharmaceuticals where he held various sales management, training, development, marketing, and operations positions.  No modifications to Mr. Herring's compensation arrangements or additional equity grants were made in connection with his appointment as President of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                    INVENTIV HEALTH, INC.

                                                           by           /s/ David Bassin
                                                                          Name:  David Bassin
                                                      Title:  Chief Financial Officer and Secretary
                                                     (principal financial and accounting officer)